UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2015

CORNERSTONE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Georgia Avenue, Chattanooga, Tennessee 37402
(Address of principal executive offices) (zip code)

(423) 385-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On July 31, 2015, Cornerstone Bancshares, Inc. (“Cornerstone”) distributed notice of redemption to all holders of record of Cornerstone’s outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”), regarding Cornerstone’s redemption of all 600,000 outstanding shares of Series A Preferred Stock on August 31, 2015 (the “Redemption Date”) at a redemption price of $26.042 per share (the “Redemption Price”). Pursuant to the terms of the Cornerstone Amended and Restated Charter, as amended (the “Charter”), the per share Redemption Price is calculated as the sum of (i) the original issue price per share of $25.00 plus (ii) the amount of accumulated and unpaid dividends to, but excluding, the Redemption Date.

Under the terms of the Charter, the Company expects to deposit in trust with the American Stock Transfer and Trust Company, LLC, for the account of the holders of the Series A Preferred Stock to be redeemed, the moneys necessary for such redemption by the Redemption Date. As a result, as of the Redemption Date, the Series A Preferred Stock, whether or not yet surrendered for cancellation, will deemed to be no longer outstanding for any purpose, and all rights with respect to such shares shall have ceased and will be terminated except for the right of the holders of the Series A Preferred Stock to receive the Redemption Price per share.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	4.1	Form of Notice of Redemption of Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.

Date: July 31, 2015	By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Notice of Redemption of Series A Preferred Stock